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                                                                    EXHIBIT 23.2

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 13, 2003 with respect to the consolidated financial statements of Clarent Corporation incorporated by reference in the Registration Statement (Post-Effective Amendment No. 2 to Form S-3 No. 333-108613) and related Prospectus of Verso Technologies, Inc. for the registration of shares of its common stock.

                                                    /s/ Ernst & Young LLP

San Jose, California
August 19, 2004